UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2008

MDWERKS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-118155	33-1095411
(Commission File Number)	(IRS Employer Identification Number)

Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442

(Address of Principal Executive Offices)

(954) 389-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On December 22, 2008, Howard B. Katz, Chief Executive Officer of MDwerks, Inc. (the “Company”), announced that effective December 1, 2008, David M. Barnes entered into an employment agreement as President of the Company. Under the terms of the employment agreement that extends for a term expiring on December 31, 2010, Mr. Barnes has agreed to devote substantially all of his time, attention and ability, to the business of the Company. The employment agreement provides that Mr. Barnes will receive a base salary for such services during the balance of 2008 and all of 2009 at an annual rate of Two Hundred and Ten Thousand Dollars ($210,000) and at an annual rate of Two Hundred and Thirty-One Thousand Dollars ($231,000) for calendar 2010. Mr. Barnes was also granted the right to extend the term of his employment agreement for up to two (2) years at any time up to December 31, 2010 with ten (10%) percent increases in annual base salary. In addition, Mr. Barnes may be entitled to receive, at the sole discretion of our Board of Directors, cash bonuses based on the executive meeting and exceeding performance goals of the Company. The cash bonuses may range up to 100% of the executive's annual base salary. Mr. Barnes is entitled to participate in our 2005 Incentive Compensation Plan and receive other company-paid employee benefits. We have also agreed to pay or reimburse Mr. Barnes up to a specified monthly amount for the business use of his personal car and cell phone and for reimbursement of relocation expenses to South Florida.

Mr. Barnes has served as a member of our Board of Directors, Audit Committee and Compensation Committee of the Company since November 16, 2005.  Mr. Barnes will continue to serve as a member of the Board of Directors, but has resigned his memberships in the Audit and Compensation Committees.  Mr. Barnes has also served as Chief Financial Officer of Neah Power Systems, Inc., (NPWS:OTCBB), from April, 2006 through August 2008, and was Chief Financial Officer of Cyber Defense Systems, Inc., (CYDF:OTCBB), from August, 2005, through November, 2007. In addition, Mr. Barnes was a Director, Executive Vice President and Chief Financial Officer of American United Global, Inc., now Solar Thin Films, Inc. (SLTN:OTCBB), from April, 1996, through July, 2006. Mr. Barnes is also a member of the Board of Directors, Audit Committee and Compensation Committee of China Direct, Inc. (CDS:NASDAQ), Searchhelp, Inc. (SHLP:OTCBB), and Thinkpath, Inc. (THPHF:OTCBB).

Mr. Katz served as President of the Company since October 10, 2008, when he was appointed by the Board of Directors of the Company to also serve as President, a position that had been vacant since June 20, 2008.  Mr. Katz has been Chief Executive Officer of the Company since November 16, 2005.

The foregoing summary of Mr. Barnes’ employment agreement is qualified by reference to the full text of the form of the employment agreement, attached as Exhibit 10.1, which is incorporated herein in its entirety.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as part of this report:

	Exhibit No.	Description
	10.1	Form of Employment Agreement of David M. Barnes dated December 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MDWERKS, INC.

Dated: December 24, 2008	By:	/s/ Howard B. Katz
Howard B. Katz
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Employment Agreement of David M. Barnes dated December 1, 2008